As filed with the Securities and Exchange Commission on May 12, 2025

Registration No. 333-278413

Registration No. 333-255988

Registration No. 333-251515

Registration No. 333-224940

Registration No. 333-222918

Registration No. 333-208677

Registration No. 333-203492

Registration No. 333-189830

Registration No. 333-175469

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3 REGISTRATION STATEMENT NO. 333-255988

FORM S-1 REGISTRATION STATEMENT NO. 333-251515

FORM S-1 REGISTRATION STATEMENT NO. 333-224940

FORM S-1 REGISTRATION STATEMENT NO. 333-222918

FORM S-1 REGISTRATION STATEMENT NO. 333-208677

FORM S-3 REGISTRATION STATEMENT NO. 333-175469

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3 REGISTRATION STATEMENT NO. 333-278413

FORM S-3 REGISTRATION STATEMENT NO. 333-189830

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1 REGISTRATION STATEMENT NO. 333-203492

UNDER

THE SECURITIES ACT OF 1933

Xtant Medical holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5313323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

664 Cruiser Lane

Belgrade, Montana 59714

(406) 388-0480

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean E. Browne

President and Chief Executive Officer

Xtant Medical Holdings, Inc.

664 Cruiser Lane

Belgrade, Montana 59714

(406) 388-0480

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy E. Culbert, Esq.

Emily Humbert, Esq.

Fox Rothschild LLP

City Center

33 South Sixth Street, Suite 3600

Minneapolis, Minnesota 55402

(612) 607-7000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements (collectively, the “Registration Statements”) previously filed by Xtant Medical Holdings, Inc. or its predecessor (the “Company” or “Registrant”) with the Securities and Exchange Commission (the “SEC”) and are being filed to deregister and remove from registration: (i) 18,218,374 shares of Common Stock registered for resale by the selling stockholders named in Registration Statement on Form S-3, Registration No. 333-278413, initially filed with the SEC on April 1, 2024 and amended on September 4, 2024; and (ii) any and all securities that remain unsold as of the date hereof under each of the following additional such Registration Statements:

●	Registration Statement on Form S-3, Registration No. 333-255988, filed with the SEC on May 11, 2021, registering the resale by the selling stockholders named in the Registration Statement of up to an aggregate of 18,218,374 shares of Common Stock.

●	Registration Statement on Form S-1, Registration No. 333-251515, initially filed with the SEC on December 18, 2020 and amended on December 22, 2020, registering the resale by the selling stockholders named in the Registration Statement of up to an aggregate of 58,754,394 shares of Common Stock.

●	Registration Statement on Form S-1, Registration No. 333-224940, initially filed with the SEC on May 15, 2018 and amended on May 16, 2018 and May 30, 2018, registering the resale by the selling stockholders named in the Registration Statement of up to an aggregate of 11,536,773 shares of Common Stock.

●	Registration Statement on Form S-1, Registration No. 333-222918, initially filed with the SEC on February 7, 2018 and amended on April 18, 2018, registering non-transferable subscription rights to purchase Common Stock, which subscription rights were to be issued to holders of Common Stock and shares of Common Stock issuable upon the exercise of subscription rights.

●	Registration Statement on Form S-1, Registration No. 333-208677, initially filed with the SEC on December 21, 2015 and amended on May 2, 2016 and June 8, 2016, registering the resale by the selling stockholders named in the Registration Statement of up to $68,000,000 aggregate principal amount of 6.00% Convertible Senior Notes due 2021 and up to $2,238,166.45 aggregate principal amount of 6.00% Convertible Senior Promissory Notes due 2021 and the shares of Common Stock issuable upon conversion of such notes.

●	Registration Statement on Form S-1, Registration No. 333-203492, initially filed with the SEC on April 17, 2015 and amended on August 25, 2015, April 29, 2016, June 17, 2016 and June 28, 2016, registering the resale by the selling stockholder named in the Registration Statement of up to 2,000,000 shares of Common Stock (166,666 shares after giving effect to a 1-for-12 reverse stock split effected on February 14, 2018).

●	Registration Statement on Form S-3, Registration No. 333-189830, initially filed with the SEC on July 5, 2013 and amended on July 18, 2013, registering the resale by the selling stockholders named in the Registration Statement of up to an aggregate of 12,763,161 shares of Common Stock (106,359 shares after giving effect to a 1-for-10 reverse stock split effected on July 28, 2014 and a 1-for-12 reverse stock split effected on February 14, 2018).

●	Registration Statement on Form S-3, Registration No. 333-175469, filed with the SEC on July 11, 2011, registering the resale by the selling stockholder named in the Registration Statement of up to an aggregate of 5,293,181 shares of Common Stock (44,109 shares after giving effect to a 1-for-10 reverse stock split effected on July 28, 2014 and a 1-for-12 reverse stock split effected on February 14, 2018).

In connection with the foregoing, the offerings of the securities described above pursuant to the Registration Statements have terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belgrade, State of Montana, on May 12, 2025.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Name:	Sean E. Browne
Title:	President and Chief Executive Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.